UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 8, 2018
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On November 8, 2018, Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). Of the 277,685,343 shares of our common stock outstanding as the record date of September 13, 2018, 256,665,926 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 92% of the outstanding shares of common stock. At the Annual Meeting, the stockholders of the Company (a) elected each of the eight (8) director nominees proposed by the board of directors of the Company and (b) approved and ratified proposal nos. 2 and 3 as submitted for a stockholder vote at the Annual Meeting and described below.

With respect to each such matter, set forth below are, to the extent applicable, the number of votes cast for or against, the number of abstentions, and the number of broker non-votes:

Proposal No. 1 – Election of Directors.

Director Nominee Name	Votes For	Votes Against	Abstain	Broker Non-Votes
William P. Sullivan	230,580,331	326,170	297,570	25,461,855
Tunç Doluca	230,478,547	658,460	67,064	25,461,855
Tracy C. Accardi	224,691,097	6,212,451	300,523	25,461,855
James R. Bergman	201,376,379	29,747,602	80,090	25,461,855
Joseph R. Bronson	227,363,222	3,674,707	166,142	25,461,855
Robert E. Grady	223,453,852	7,448,795	301,424	25,461,855
William D. Watkins	229,748,277	1,155,371	300,423	25,461,855
MaryAnn Wright	230,322,605	582,856	298,610	25,461,855

Proposal No. 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as Maxim’s Independent Registered Public Accounting Firm for the fiscal year ending June 29, 2019.

Votes For	Votes Against	Abstain	Broker Non-Votes
256,379,698	201,564	84,664	n/a

Proposal No. 3 – Non-binding advisory vote to approve the compensation of Maxim’s Named Executive Officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
220,579,925	10,185,320	438,826	25,461,855

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo Senior Vice President and Chief Financial Officer